Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Business First Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carryforward Form Type	Carryforward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock	457(o)	(1)	(1)	(1)
Fees to Be Paid	Equity	Preferred Stock, no par value		(1)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities		(1)	(1)	(1)
Fees to Be Paid	Other	Warrants		(1)	(1)	(1)
Fees to Be Paid	Other	Subscription Rights		(1)	(1)	(1)
Fees to Be Paid	Other	Depositary Shares		(1)	(1)	(1)
Fees to Be Paid	Other	Purchase Contracts		(1)	(1)	(1)
Fees to Be Paid	Other	Purchase Units		(1)	(1)	(1)
Fees to Be Paid	Other	Units		(1)	(1)	(1)
Fees to Be Paid	Other	Unallocated (Universal) Shelf		(1)	(1)	$80,000,000 (1)	0.00014760	$11,808.00
Fees Previously Paid								--
Carry Forward Securities
Carry Forward Securities	Other	Unallocated (Universal) Shelf	415(a)(6)			$100,000,000			S-3	333-256605	5/28/2021	$16,365

	Total Offering Amounts					$180,000,000		$11,808.00
	Total Fees Previously Paid							---
	Total Fee Offsets							---
	Net Fee Due							$11,808.00

(1) An indeterminate amount or number of the securities of each identified class, including an indeterminate number or amount of securities that may be issued upon the conversion, exercise, settlement or exchange of securities offered hereunder, described in this registration statement as may from time to time be issued as indeterminate prices in U.S. Dollars. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed $180,000,000.

(2) This registration statement registers securities with a maximum aggregate offering price of $180,000,000. Of these securities, securities with a maximum aggregate offering price of $100,000,000 (the “Unsold Securities”) represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3, File No. 333-256605, filed by the registrant with the SEC, on May 28, 2021 and declared effective on June 8, 2021 (the “Prior Registration Statement”). In connection with the Prior Registration Statement, registrant paid $16,365 in registration fees. In accordance with Rule 415(a)(6), the registrant is moving or carrying forward all of the Unsold Securities and registration fees paid in connection with the Prior Registration Statement to this registration statement. Registration fees of $11,808 are being paid with respect to the new securities being registered by this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.